UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2024
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 15, 2024, the Massachusetts Department of Environmental Protection (“MADEP”) issued a letter to Casella Waste Systems, Inc. (the “Company”) notifying the Company that it has completed its technical review of the Company’s landfill closure completion application on behalf of the Company's subsidiary, Southbridge Recycling & Disposal Park, Inc., relative to the Subtitle D landfill in the Town of Southbridge (the “Southbridge Landfill”). MADEP determined that the application is technically complete and by that letter it issued the final closure permit (the “Permit”) to the Company.
Pursuant to the terms of the Permit, the Company is required to meet certain general permit conditions and certain specific permit conditions (collectively, the “Conditions”), including environmental monitoring, third party inspections, inspection of the final cover, leachate sampling, post-closure monitoring, and other post-closure requirements. The Company expects to record a charge of approximately $9.0 million in the three months ended September 30, 2024 to revise the accrued post-closure liability for the Southbridge Landfill to reflect the estimated cost of satisfying the expanded Conditions as currently specified in the Permit. The Company expects to exclude this charge in its calculation of Adjusted EBITDA and Adjusted Net Income consistent with its historical treatment of expenses related to the closure of the Southbridge Landfill. In the event that the Conditions are modified, the Company could be required to take additional charges.
Safe Harbor Statement
Certain matters discussed in this Current Report on Form 8-K, including but not limited to, the statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the expected charge relating to the Southbridge Landfill and the estimated amount of such charge are “forward-looking statements”. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “will,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, failure to properly estimate the charge and economic or other factors outside the Company's control which may impact costs relating to satisfying the Conditions. There are a number of other important risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K for the fiscal year ended December 31, 2023, in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-Q and in other filings that the Company may make with the Securities and Exchange Commission in the future. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: September 6, 2024	By:	/s/ Bradford J. Helgeson
Bradford J. Helgeson
Executive Vice President and Chief Financial Officer

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